EXHIBIT 10.2

FIRST AMENDMENT
TO THE
GREENE COUNTY BANCSHARES, INC.
NON-COMPETITION AGREEMENT
DATED NOVEMBER 24, 2003
FOR
R. STAN PUCKETT

THIS AMENDMENT is adopted this 15th day of April, 2005, by and between GREENE COUNTY BANCSHARES, INC., a Tennessee corporation located in Greeneville, TN (the “Company”) and R. STAN PUCKETT (the “Executive”).

The Company and the Executive executed the Non-Competition Agreement on November 24, 2003 (the “Agreement”).

The undersigned hereby amends, in part, said Agreement for the purpose of changing the timing of the death benefits payable under the Agreement. Therefore, the following changes shall be made:

Section 8 of the Agreement shall be deleted in its entirety and replaced by Section 8 below.

8.    Deferred Compensation Benefits:   In consideration of the covenants contained herein, Company agrees to provide deferred compensation benefits to Employee, in addition to all other such benefits provided to Employee by Company, in the amount set forth in Schedule A under the column Annual Benefit Upon Termination for the age specified in said schedule (the “Benefit Amount”), upon the termination of his employment. The Benefit Amount shall be paid for seven (7) consecutive years.

If Employee dies prior to the commencement of payment of the Benefit Amount, the Company agrees to provide benefits in the amount set forth in Schedule A under the column Pre-retirement Annual Death Benefit (the “Death Benefit Amount”)for the age specified in said schedule upon his death. The Death Benefit Amount shall be paid for seven (7) consecutive years commencing within ninety (90) days of the receipt of a death certificate. If Employee dies after he has commenced drawing the Benefit Amount, then said benefits shall continue to be paid for the balance of the seven (7) year period to his named beneficiary.

If Employee is still employed by Company on his sixtieth (60th) birthday, then Company shall commence paying the Benefit Amount on his sixtieth (60th) birthday. Provided, however, if Employee’s employment is Terminated for Cause as defined in Section 1, then Company shall be released from its duty to pay the benefits contemplated in this section.

IN WITNESS OF THE ABOVE, the Executive and the Company hereby consent to this First Amendment.

Executive:	GREENE COUNTY BANCSHARES

/s/ R. Stan Puckett	By: /s/William F. Richmond
R. STAN PUCKETT
Title Chief Financial Officer